                              [DECHERT LETTERHEAD]



                                                                  Exhibit (j)(1)



April 18, 2002


Pilgrim Variable Insurance Trust
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Re:        Pilgrim Variable Insurance Trust
           (To Be Renamed ING Variable Insurance Trust)
           (File Nos. 333-83071 and 811-9477)

Dear Sirs:

We hereby consent to all references to our firm in Post-Effective Amendment No. 4 to the Registration Statement of Pilgrim Variable Insurance Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert